Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 16, 2016 and December 19, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Report to Shareholders of John Hancock Funds (See Schedule of Funds), each a series of John Hancock Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," “Policy Regarding Disclosure of Portfolio Holdings,” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2017

SCHEDULE OF FUNDS

Fund Name	Opinion Date
John Hancock Balanced Fund	12/16/16
John Hancock Disciplined Value International Fund	12/19/16
John Hancock Emerging Markets Equity Fund	12/16/16
John Hancock Enduring Assets Fund	12/19/16
John Hancock ESG All Cap Core Fund	12/19/16
John Hancock ESG Large Cap Core Fund	12/19/16
John Hancock Fundamental Large Cap Core Fund (formerly known as John Hancock Large Cap Equity Fund)	12/16/16
John Hancock Global Focused Strategies Fund	12/16/16
John Hancock Seaport Fund	12/19/16
John Hancock Small Cap Core Fund	12/16/16
John Hancock Value Equity Fund	12/19/16